SHIKAZE RALSTON
CHARTERED ACCOUNTANTS



April 15, 1998

The Board of Directors
Sonus Corp.

    RE: POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM SB-2
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Dear Sirs:

We consent to the use of our reports included herein and to the references to our firm under the heading "Experts".

Yours very truly,

/s/ Shikaze Ralston

Shikaze Ralston
Chartered Accountants